                                   EXHIBIT 5
                                   ---------

                              September 22, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

     RE:  Choice Hotels International, Inc.
          Post Effective Amendment to Registration Statement on Form S-8

Gentlemen:

     I am General Counsel of Choice Hotels International, Inc. (the "Company") and have acted for the Company in connection with the preparation of the Company's Post Effective Amendment to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement covers shares of the Company's Common Stock, $.10 par value, offered under the Company's Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan (the "Option Plan") and Non-Employee Director Stock Compensation Plan (the "Stock Plan").

     In connection with the rendering of the opinion set forth below, I have reviewed the records of the Company, the minutes of the meetings of the stockholders and directors of the Company and such other records and documents as was necessary in my judgment to so render the following opinion.

     Based on the foregoing, I am of the opinion that:

     1. The Company is a corporation duly incorporated and existing under the laws of the State of Delaware; and

     2. The shares of Common Stock of the Company offered to the holders under the Stock Plan and the exercise of options under the Option Plan, have been or will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above.

                                    Very truly yours,

                                    /s/ Michael J. DeSantis

                                    Michael J. DeSantis
                                    Senior Vice President
                                    and General Counsel